UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2019
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DICERNA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36281	20-5993609
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive Cambridge, Massachusetts	02140
(Address of registrant's principal executive office)	(Zip code)

(617) 621-8097
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), announced the retirement of Dennis Langer, M.D., J.D., from the board of directors of the Company (the “Board”), effective as of September 18, 2019.
On September 17, 2019, the Board appointed Patrick Gray as a director of the Company, whose initial term will expire at the Company’s 2020 annual meeting of stockholders. The Board determined that Mr. Gray is an independent director as that term is defined by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC. Mr. Gray will serve as the chairperson of the Audit Committee, effective immediately.
Mr. Gray currently serves as a member of the board and as chairperson of the audit committee of Tmunity Therapeutics, Inc. Mr. Gray previously served as a member of the board and as the chairperson of the audit committee of Civitas Solutions, Inc., from September 2014 to March 2019, Sancilio Pharmaceuticals Company, Inc., from February 2012 through August 2018, and Datto, Inc., from May 2015 through December 2017. Mr. Gray spent over 37 years with PricewaterhouseCoopers LLP (“PwC”) until his retirement in 2009. Mr. Gray is a Certified Public Accountant who spent 25 years as an Audit Partner at PwC. At the time of his retirement, he served as the lead partner for the PwC U.S. firm Corporate Governance Group. Prior to that time, Mr. Gray held various other leadership positions within the firm, including leadership of the PwC U.S. High Technology Group. Mr. Gray holds a B.S. in Economics from The Wharton School, University of Pennsylvania.
There are no arrangements or understandings between Mr. Gray and any other persons, pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Gray or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
Mr. Gray is entitled to receive compensation and participate in the Company’s director compensation program applicable to all of the Company’s non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 29, 2019. In accordance with such program, as of the date of his appointment, the Board determined that Mr. Gray would receive an annual cash retainer of $40,000 for serving on the Board and granted him an option to purchase 25,000 shares of common stock of the Company. Additionally, the Board determined that Mr. Gray would receive an annual cash payment of $15,000 for serving as the chairperson of the Audit Committee. Except as set forth above, there is no other material Company plan, contract, or arrangement in which Mr. Gray will participate in connection with his appointment.
Item 8.01 – Other Events.
On September 18, 2019, the Board voted to accelerate the vesting of all of Dr. Langer’s outstanding and unvested stock options, such that all outstanding options will be fully vested as of the date of his retirement from the Board and to extend Dr. Langer’s ability to exercise such options until June 20, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2019	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ John B. Green
John B. Green
Chief Financial Officer